United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of

The Securities Act of 1934

September 1, 2004

Date of Report (date of earliest event reported)

Deltic Timber Corporation

(Exact name of registrant as specified in its charter)

Delaware	1-12147	71-0795870
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

210 East Elm Street, El Dorado, Arkansas 71730

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (870) 881-9400

(Not Applicable)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Not Applicable

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Item 5.01	Not Applicable

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers. Effective September 1, 2004, Emily R. Evers who held the position of Controller and was the principal accounting officer of Deltic Timber Corporation (the “Registrant”) since 1989 retired from the Registrant after 31 years of service with the Registrant and its former parent company. Kenneth D. Mann has been elected by the Registrant as its new Controller and principal accounting officer. Mr. Mann is 45 years of age and has been employed by the Registrant and its former parent company for 21 years. Since September 2002, Mr. Mann has held the position of Manager, Corporate Governance and Investor Relations with the Registrant, and prior to his promotion to such position, Mr. Mann was Assistant Controller and Manager of Investor Relations from May 2000, and Assistant Controller from January 1997. The Registrant issued a press release on May 24, 2004 that announced Mrs. Evers’ forthcoming retirement and Mr. Mann’s election to succeed her.

Item 5.03	Not Applicable

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Item 5.05	Not Applicable

Section 6	Reserved

Item 7.01	Not Applicable

Item 8.01	Not Applicable

Item 9.01	Not Applicable

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Deltic Timber Corporation

By:	/s/ W. Bayless Rowe
W. Bayless Rowe, Secretary

Date:  September 2, 2004